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                                                                   EXHIBIT 10.23

                      ACCOUNTS RECEIVABLE LOAN AGREEMENT
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    This Agreement ("Agreement") is entered into as of August 30, 1995, by and between UNI-STAR INDUSTRIES, INC., a Delaware corporation ("Borrower"), and City National Bank, a national banking association ("CNB"), with reference to the Commitment set forth below.

1. DEFINITIONS. As used herein, the following terms shall have the following meanings:

    1.1 "Account" or "Accounts" shall mean and include any right to payment for goods sold or leased or for services rendered which is not evidenced by an instrument or chattel paper from any Person, firm, corporation or other legal entity, whether now existing or hereafter arising or acquired, whether or not it has been earned by performance.

    1.2 "Account Debtor" shall mean the Person or entity obligated on an Account.

    1.3 "Affiliate," as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, "control" (including with correlative meaning, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. The definition of "Affiliate" hereunder shall also specifically include any employee stock ownership plan of Borrower or an Affiliate.

    1.4 "ATG" shall mean Alpha Technologies Group, Inc., a Delaware corporation.

    1.5 "Borrower's Loan Account" shall mean the statement of daily balances on the books of CNB in which will be recorded Revolving Credit Loans made by CNB to Borrower pursuant to this Agreement, payments made on such loans and other appropriate debits and credits as provided by this Agreement. CNB shall render to Borrower a statement of account for Borrower's Loan Account at least once each month on a date established by CNB, which statement shall be considered correct and accepted by Borrower and conclusively binding upon Borrower unless it notifies CNB in writing to the contrary within ten (10) business days of receipt by Borrower of such statement or ten (10) business days after sending of such statement if Borrower does not notify CNB of its non-receipt of the statement. Statements regarding other credit extended to Borrower shall be rendered separately.

    1.6 "Borrowing Base" shall be in an amount equal to eighty percent (80%) of the Eligible Accounts. In no event shall the Borrowing Base exceed the Revolving Credit Commitment.

    1.7 "Borrowing Base Certificate" shall mean the certificate, in form and satisfactory to CNB, executed by Borrower to evidence the Borrowing Base.

    1.8 "Cash Flow from Operations" shall be determined on a consolidated basis for Borrower and the Subsidiaries and shall mean the sum of (a) net income after taxes; plus (b) amortization of intangible assets; plus (c) interest expenses; plus (d) depreciation, each of such items computed on an annualized basis.

    1.9 "Code" shall mean the Uniform Commercial Code of California except where the Uniform Commercial Code of another state governs the perfection of a security interest in Collateral located in that state.

    1.10 "Collateral" shall mean all property securing the Obligations and as described in Section 8 hereof.

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    1.11 "Commitment" shall mean CNB's commitment, in accordance with the  terms and conditions of this Agreement, to make the Loans in the aggregate principal amount outstanding at any one time of up to Three Million Five Hundred Fifty Thousand and no/100 Dollars ($3,550,000.00).

    1.12 "Current Assets" shall be determined on a consolidated basis for Borrower and the Subsidiaries in accordance with GAAP, excluding, however from the determination of Current Assets, loans to stockholders, management or employees, amounts due from Subsidiaries and Affiliates, deferred costs and other intangible assets.

    1.13 "Current Liabilities" shall be determined on a consolidated basis for Borrower and the Subsidiaries in accordance with GAAP and shall include, without limitation: (a) all payments on Subordinated Debt required to be made within one (1 ) year after the date on which the determination is made, and (b) all indebtedness payable to stockholders, Affiliates, Subsidiaries or officers regardless of maturity, unless such indebtedness shall have been subordinated, on terms satisfactory to CNB, to the Obligations.

    1.14 "Debt" shall mean, at any date, the aggregate amount of, without duplication, (a) all obligations of Borrower or any Subsidiary for borrowed money, or reimbursement for open letters of credit and banker's acceptances, (b) all obligations of Borrower or any Subsidiary evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of Borrower or any Subsidiary to pay the deferred purchase price of property or services, (d) all capitalized lease obligations of Borrower or any Subsidiary, (e) all obligations or liabilities of others secured by a lien on any asset of Borrower or any Subsidiary, whether or not such obligation or liability is assumed, (f) all obligations guarantied by Borrower or any Subsidiary, (g) all obligations, direct or indirect, for letters of credit, and (h) any other obligations or liabilities which are required by GAAP to be shown as liabilities on the balance sheet of Borrower or any Subsidiary.

    1.15 "Debt Service" shall mean (a) the aggregate amount of Current Maturity of Long-Term Debt plus, (b) all interest incurred on borrowed money, computed on an annualized basis. "Current Maturity of Long-Term Debt" shall mean that portion of Borrower's consolidated long-term liabilities, determined in accordance with generally accepted accounting principles consistently applied, which shall, by the terms thereof, become due and payable within one (1 ) year following the date of the balance sheet upon which such calculations are based.

    1.16 "Dilution" shall be determined at the end of each month by CNB for the preceding three-month period by dividing total reductions, excluding cash collections of Accounts, by gross sales which gave rise to the Accounts for such three-month period.

    1.17 "Eligible Account" shall mean an Account of Borrower:

    1.17.1 Upon which Borrower's right to receive payment is absolute and not contingent upon the fulfillment of any condition whatsoever;

    1.17.2 Against which is asserted no defense, counterclaim, discount or set-off, whether well-founded or otherwise;

    1.17.3 That is a true and correct statement of a bona fide indebtedness incurred in the amount of the Account for goods sold or leased and delivered to, or for services rendered to and accepted by, the Account Debtor:

    1.17.4 That is owned by Borrower free and clear of all liens, encumbrances, charges, interests and rights of others, except the security interests granted to CNB;

    1.17.5 That does not arise from a sale or lease to or for services rendered to an employee, stockholder, director, Subsidiary or Affiliate of Borrower or any entity in which any employee, stockholder, director, Subsidiary or Affiliate of Borrower has any interest;

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    1.17.6 That is not the obligation of an Account Debtor that is the federal government unless perfected under the Federal Assignment of Claims Act of 1940, as amended from time to time;

    1.17.7 That is not the obligation of an Account Debtor located in a foreign country, except Canada;

    1.17.8 That is due and payable not more than forty-five (45) days from the date of the billing therefor unless otherwise agreed to in writing by CNB;

    1.17.9 As to which not more than ninety (90) days has elapsed since the original invoice date;

    1.17.10 As to which the Account Debtor has not:

       (i) died, suspended business, made a general assignment for the benefit of creditors, become the subject of a petition under the Bankruptcy Code or consented to or applied for the appointment of a receiver, trustee, custodian or liquidator for itself or any of its property;

       (ii) become more than sixty (60) days past due, under the original terms of sale, with respect to 20% or more of the amounts owed by such Account Debtor to Borrower;

       (iii) had its check in payment of an Account returned unpaid; or

       (iv) become or appear to have become unable, in the opinion of CNB, to pay the Account in accord with its terms.

    1.17.11 That does not, when added to all other Accounts that are obligations of the Account Debtor to Borrower, at any time result in a total sum that exceeds twenty percent (20%) of the total balance then due on all Accounts: and

    1.17.12 That is not an obligation owed by the Account Debtor which is evidenced by chattel paper or an instrument as those terms are defined in the Code.

    1.18 "Equipment Acquisition Commitment" shall be $300,000.00.

    1.19  "Equipment Acquisition Facility Fee" shall be $500.00.

    1.20 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

    1.21 "Event of Default" shall mean an event described in Section 9 of this Agreement.

    1.22 "Facility Fee" shall be 0.20% of the Revolving Credit Commitment.

    1.23 "GAAP" shall mean generally accepted accounting principles consistently applied.

    1.24 "Inventory" shall mean goods held for sale or lease in the ordinary course of business, work in process and any and all raw materials used in connection with the foregoing.

    1.25 "Loan" or "Loans" shall mean the loans extended by CNB to Borrower pursuant to Section 2 hereof.

    1.26 "Obligations" shall mean all present and future liabilities and obligations of Borrower to CNB hereunder and all other liabilities and obligations of Borrower to CNB of every kind and description, now

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existing or hereafter owing, matured or unmatured, direct or indirect, absolute or contingent, joint or several, including any extensions and renewals thereof and substitutions therefor.

    1.27 "Person" shall mean and include natural persons, corporations, limited partnerships, general partnerships, joint ventures, associations, joint stock companies, companies, trusts, banks, trust companies, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

    1.28 "Potential Event of Default" shall mean any condition that with the giving of notice or passage of time or both would, unless cured or waived, become an Event of Default.

    1.29 "Prime Rate" shall mean the rate most recently announced by CNB at its principal office in Beverly Hills, California as its "Prime Rate." Any change in the interest rate resulting from a change in such Prime Rate shall become effective on the banking day on which each change in the Prime Rate is announced by CNB.

    1.30 "Revolving Credit Commitment" shall mean CNB's commitment, in accordance with the terms of this Agreement, to make the Revolving Credit Loans in the aggregate principal amount at any one time of up to Two Million Five Hundred Thousand and no/100 Dollars ($2,500,000.00).

    1.31 "Subordinated Debt" shall mean Debt of Borrower or any Subsidiary the repayment of principal and interest of which is subordinated, on terms satisfactory to CNB, to the Obligations.

    1.32 "Subsidiary" shall mean any corporation, the majority of whose voting shares are at any time owned, directly or indirectly by Borrower and/or by one or more Subsidiaries.

    1.33 "Tangible Net Worth" shall mean the total of all assets appearing on a balance sheet prepared in accordance with GAAP for Borrower and the Subsidiaries on a consolidated basis, less the following:

       1.33.1 All intangible assets, including, without limitation, unamortized debt discount, Affiliate, employee, officer and stockholder receivables or advances, goodwill, research and development costs, patents, trademarks, the excess of purchase price over underlying values of acquired companies, any covenants not to compete, deferred charges, copyrights, franchises and appraisal surplus;

       1.33.2 All obligations which are required by GAAP to be classified as a liability on a consolidated balance sheet of Borrower and the Subsidiaries;

       1.33.3 The amount, if any, at which shares of stock of a non-wholly owned Subsidiary appear on the asset side of Borrower's consolidated balance sheet, as determined in accordance with GAAP;

       1.33.4 Minority interests; and

       1.33.5 Deferred income and reserves not otherwise classified as a liability on the consolidated balance sheet of Borrower and the Subsidiaries.

    1.34 "Term Loan Commitment" shall be $750,000.00.

    1.35 "Term Loan Facility Fee" shall be $3,750.00.

    1.36 "Termination Date" shall mean August 31,1996, unless the term of this Agreement shall have been renewed for an additional period under Section 3 hereof, or such earlier termination date under Section 9.3 upon the occurrence of an Event of Default. Upon any renewal as provided in Section 3, the Termination Date shall be the renewed maturity date.

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    1.37 "Total Senior Liabilities" shall mean, as of any date of determination, the amount of all liabilities that should be reflected as a liability on a consolidated balance sheet of Borrower and the Subsidiaries prepared in accordance with GAAP, less Subordinated Debt.

2. THE CREDIT.

    2.1 Revolving Credit Loan. Subject to the terms and conditions of this Agreement, CNB agrees to make loans ("Revolving Credit Loans") to Borrower, from the date of this Agreement up to, but not including the Termination Date, at such times as Borrower may request, up to the amount of the Borrowing Base.

       2.1.1 Interest. The Revolving Credit Loans shall bear interest on the principal amount thereof from time to time outstanding until due and payable (whether at the stated maturity, by acceleration or otherwise) at a fluctuating annual rate equal to the Prime Rate of CNB, from time to time in effect, plus one half of one percent (0.50%) computed on the basis of a 360-day year and actual days elapsed. The Revolving Credit Loans shall bear additional interest of three percent (3.0%) per annum on the portion of the Revolving Credit Loans in excess of the Borrowing Base. Interest on the Revolving Credit Loans and other charges incurred pursuant to this Agreement shall be payable monthly in arrears on the first day of each month for the previous month, commencing on the first such date after the date hereof and on the date such Revolving Credit Loans are paid in full.

       2.1.2 Payment for Amounts Exceeding Borrowing Base. If at any time the aggregate unpaid principal amount of Borrower's Loan Account exceeds the amount CNB has agreed to lend pursuant to Section 2.1 hereof, Borrower shall, immediately upon demand by CNB, repay such amount.

       2.1.3 Payments. All payments under this Agreement shall be in United States Dollars and in immediately available funds. All payments of principal, interest, fees and other charges incurred under this Agreement shall be made by charging, and Borrower hereby authorizes CNB to charge, Borrower's demand deposit account at CNB or Borrower's Loan Account for the amount of each such payment. Borrower agrees that CNB may make a charge equal to two (2) days' collection time at the interest rate referred to in subsection 2.1.1 hereof, payable monthly in arrears on the first day of each month for the previous month for all funds as to which immediate credit is given by application to Borrower's Loan Account except for funds which have been deposited by Borrower to its deposit account at CNB. Borrower hereby authorizes CNB to charge to Borrower's deposit account with CNB or Borrower's Loan Account any payment credited against the Obligations which is dishonored by the drawee or maker thereof.

    2.2 Term Loan Facility. Subject to the terms and conditions hereof, CNB agrees to make a term loan ("Term Loan") to Borrower, on or before September 30, 1995, in the amount of the Term Loan Commitment. The Term Loan shall be evidenced by a promissory note ("Term Note") consistent with the terms of this Agreement.

       2.2.1 Interest on Term Loan. The Term Loan shall bear interest on the unpaid principal amount thereof at a fluctuating annual rate equal to the Prime Rate of CNB plus three quarters of one percent (0.75%) computed on the basis of a 360-day year and actual days elapsed. Interest on the Term Loan shall be payable monthly in arrears on the first day of each month, commencing on the first such date after the date hereof and on the date such Term Loan is paid in full.

       2.2.2 Payment of Term Loan. The principal amount of the Term Loan shall be repaid by Borrower to CNB in forty-eight (48) equal consecutive monthly installments, payable on the first day of each month commencing on October 1, 1995. All unpaid principal and interest shall be due and payable forty-eight (48) months after the funding of the Term Loan, or on the Termination Date, whichever first occurs.

    2.3 Equipment Acquisition Facility. Prior to August 31, 1996, and provided that no Event of Default or Potential Event of Default exists at the time of Borrower's request, CNB agrees to make loans ("Equipment Acquisition Loans") to Borrower totaling in the aggregate up to the amount of the Equipment Acquisition

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Commitment for the acquisition of new fixed assets consisting of equipment. Each
Equipment Acquisition Loan shall be made in an amount equal to eighty percent (80%) of the invoice purchase price for such fixed assets, excluding sales taxes, delivery and set-up charges. Each Equipment Acquisition Loan shall be made when Borrower submits an appropriate purchase invoice and executes and delivers to CNB its promissory note, in the form and substance satisfactory to CNB, providing for interest payable monthly at a fluctuating annual rate equal to the Prime Rate plus three quarters of one percent (0.75%) computed on the basis of a 360-day year and actual days elapsed, and principal payable at the same time as interest is payable in sixty (60) equal monthly payments. Borrower shall also submit such further documents as are required to perfect a first lien in the assets being purchased in favor of CNB. All unpaid principal and interest shall be due and payable sixty (60) months after the funding of the Equipment Acquisition Loan or on the Termination Date, whichever first occurs.

    2.4 Optional Prepayments. Borrower shall have the right to prepay any Term Loan or Equipment Acquisition Loan in whole or in part provided that (a) each partial payment shall be in an amount equal to the amount of the normal monthly payment or an integral multiple thereof, (b) on each prepayment, Borrower shall pay the accrued interest on the principal so prepaid to the date of such prepayment, and (c) all such prepayments shall be applied to principal installments in the inverse order of their maturities; Borrower may prepay Revolving Credit Loans at any time without paying accrued interest, except when due under Section 2.1.1.

    2.5 Default Interest Rate. From and after written notice by CNB to Borrower of the occurrence of an Event of Default (and without constituting a waiver of such Event of Default), until all Obligations have been paid in full or until the Event of Default has been cured, whichever occurs first, all Obligations owed by Borrower to CNB shall bear interest, at a fluctuating rate per annum equal to: (a) with respect to Revolving Credit Loans, five percent (5.0%) per annum higher than the interest rate as determined in Section 2.1.1, and (b) with respect to all other Obligations of Borrower to CNB, five percent (5.0%) per annum higher than the interest rates as set forth in the respective promissory notes or other instruments or agreements evidencing such Obligations, notwithstanding anything to the contrary contained in such promissory notes or other instruments or agreements.

3. TERM AND TERMINATION.

    3.1 Establishment of Termination Date. The term of this Agreement shall begin as of the date hereof and shall continue until the initial Termination Date, unless the term of this Agreement shall have been renewed for an additional period by CNB giving Borrower prior written notice of such renewal, and such renewal is accepted by Borrower, in which event the Termination Date shall mean the renewed maturity date as set forth in such notice to Borrower. Notwithstanding the foregoing, CNB may, at its option, terminate this Agreement pursuant to Section 9.3 hereof; the date of any termination under Section 9.3 shall thereupon become the Termination Date as that term is used in this Agreement. Upon renewal under this Section 3.1, Borrower authorizes CNB to charge Borrower's Loan Account with the amount of the Facility Fee.

    3.2 Obligations Upon the Termination Date. Borrower shall, upon the Termination Date:

       3.2.1 Repay the amount of the balance due as set forth in Borrower's Loan Account plus any accrued interest, fees and charges; and

       3.2.2 Pay the amounts due on all other Obligations owing to CNB. In this connection and notwithstanding anything to the contrary contained in the instruments evidencing such Obligations, the Termination Date hereunder shall constitute the maturity date of such other Obligations.

    3.3 Survival of Rights. Any termination of this Agreement, however, shall not affect the rights, liabilities and obligations of the parties with respect to any Obligations outstanding on the date of such termination. Until all Obligations have been fully repaid, CNB shall retain its security interest in all existing Collateral and Collateral arising thereafter, and Borrower shall continue to assign all Accounts to CNB and shall continue to immediately turn over to CNB, in kind, all collections received respecting the Accounts.

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4. CONDITIONS PRECEDENT.

    4.1 Extension of Credit. The obligation of CNB to make the first Loan or other extension of credit hereunder is subject to the fulfillment to CNB's satisfaction of each of the following conditions:

       4.1.1 CNB shall have received this Agreement duly executed by Borrower;

       4.1.2 CNB shall have received (a) a copy of Borrower's Articles of Incorporation; (b) a Resolution of Borrower's Board of Directors approving and authorizing the execution, delivery and performance of this Agreement and any other documents required pursuant to this Agreement, certified by Borrower's corporate secretary; and, (c) a copy of the last certificate filed on behalf of Borrower containing the information required by California Corporations Code Section 2117(a);

       4.1.3 CNB shall have received (a) executed copies (and acknowledgement copies to the extent reasonably available) of proper financing statements (Form UCC-1), in form and substance satisfactory to CNB, duly filed under the Code in all such jurisdictions as may be necessary, or in CNB's opinion desirable, to perfect CNB's security interests created under this Agreement; and (b) evidence, in form and substance acceptable to CNB, that all filings, recordings and other actions that are necessary or advisable, in the opinion of CNB, in order to establish, protect, preserve and perfect CNB's security interests and liens as legal, valid and enforceable first securitY interests and liens in the Collateral have been effected;

       4.1.4 CNB shall have received evidence that the insurance required by
    Section 6.6 hereof is in effect;

       4.1.5 CNB shall have received a complete list of claims made against Borrower together with an opinion of counsel for Borrower with respect to such claims, that the representations contained in Section 5.6 are true and correct as of the date of this Agreement;

       4.1.6 CNB shall have received Borrower's detailed and comprehensive statement of projected cash flows ("Cash Flow Statement"), a projected balance sheet ("Balance Sheet") and a projected income statement ("Income Statement") for the period from November 1, 1994, through October 31, 1995. The Cash Flow Statement, Balance Sheet and Income Statement (collectively "Budget") shall be prepared in accordance with FASB 95. The Budget shall be realistic and conservative and shall be based upon considered analysis and diligent investigation of Borrower of the matters stated therein. All material liabilities or expenses which Borrower expects to incur during said period shall be disclosed in the Budget;

       4.1.7 CNB shall have received the first Facility Fee through the initial Termination Date equal to $5,000.00; and

       4.1.8 CNB shall have received the Equipment Acquisition Facility Fee equal to $500.00 and the Term Loan Facility Commitment Fee equal to $3,750.00.

    4.2 Conditions to Each Extension of Credit. The obligation of CNB to make any Loan or other extension of credit hereunder shall be subject to the fulfillment of each of the following conditions to CNB's satisfaction:

       4.2.1 The representations and warranties of Borrower set forth in Section 5 hereof shall be true and correct on the date of the making of each Loan or other extension of credit with the same effect as though such representations and warranties had been made on and as of such date;

       4.2.2 There shall be in full force and effect in favor of CNB a legal, valid and enforceable first security interest in, and a valid and binding first lien on the Collateral; and CNB shall have received evidence, in form and substance acceptable to CNB, that all filings, recordings and other actions that are necessary or advisable, in the opinion of CNB, in order to establish, protect, preserve and perfect CNB's

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    security interests and liens as legal, valid and enforceable first security interests and liens in the Collateral have been effected;

       4.2.3 There shall have occurred no Event of Default or Potential Event of Default; and

       4.2.4 All other documents and legal matters in connection with the transactions contemplated by this Agreement, shall be satisfactory in form and substance to CNB.

5. REPRESENTATIONS AND WARRANTIES. To induce CNB to enter into this Agreement, Borrower makes the following representations and warranties which shall survive the making and repayment of the Loans and other extensions of credit.

    5.1 Corporate Existence. Borrower and each Subsidiary is duly organized, validly existing and in good standing under the laws of its state of incorporation, and is duly qualified to conduct business in all other states in which the law thereof requires it to be so qualified.

    5.2 Requisite Power. Borrower has all requisite corporate power to borrow the sums provided for in this Agreement, and to execute and deliver this Agreement and each other document, contract and instrument delivered to CNB in connection with this Agreement to which Borrower is required hereunder to be a party. The execution, delivery and performance of this Agreement have been duly authorized by the Board of Directors of Borrower and do not require any consent or approval of the stockholders of Borrower.

    5.3 Binding Agreement. This Agreement when delivered pursuant hereto will constitute the valid and legally binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as the enforceability thereof may be affected by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

    5.4 Ancillary Documents. To the extent that any security agreement or guaranty is required hereunder to be executed by a Subsidiary or Affiliate of Borrower, the representations and warranties set forth in Sections 5.2 and 5.3 are also true and correct with respect to each such Subsidiary and Affiliate of Borrower and such document.

    5.5 Other Agreements. The execution, delivery and performance of this Agreement will not violate any provision of law or regulation (including, without limitation, Regulations X and U of the Federal Reserve Board), or any order of any governmental authority, court, arbitration board or tribunal or the Articles of Incorporation or Bylaws of Borrower, or result in the breach of or a default under any provisions of any agreement to which Borrower is a party.

    5.6 Litigation. There is no litigation, investigation or proceeding in any court or before any arbitrator or regulatory commission, agency or other governmental authority existing or threatened against or affecting Borrower, any Subsidiary, any Guarantor, or any of their respective properties, which, if adversely determined would have a material adverse effect on the business, operation or condition, financial or otherwise, of Borrower, any Subsidiary or any Guarantor.

    5.7 Financial Condition. Borrower's and each Guarantor's most recent financial statements, copies of which have heretofore been delivered to CNB, are true, complete and correct and fairly present the financial condition of Borrower and its Subsidiaries and each Guarantor, including operating results, as of the accounting period referenced therein. The financial statements have been prepared in accordance with GAAP. There has been no material adverse change in the business, operations or conditions, financial or otherwise, of Borrower, any Subsidiary or any Guarantor since the date of such financial statement. Neither Borrower, any Subsidiary nor any Guarantor have any material liabilities, direct or contingent, for taxes, long-term leases or long-term commitments, except as disclosed in the aforementioned financial statements.

    5.8 No Violations. Borrower is not in violation of any law, ordinance, rule or regulation to which

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it or any of its properties is subject which would have a material impact on
Borrower's operations or financial condition.

    5.9 Collateral.

       5.9.1 Borrower owns and has possession of and has the right and power to grant a security interest in the Collateral;

       5.9.2 The Collateral is genuine and free from liens, adverse claims, set-offs, defaults, prepayments, defenses and encumbrances except those in favor of CNB;

       5.9.3 No bills of lading, warehouse receipts or other documents or instruments of title are outstanding with respect to the Collateral or any portion of the Collateral, in favor of a Person other than Borrower;

       5.9.4 The office where Borrower keeps its records concerning all Accounts and where it keeps the bulk of its Inventory is 306 Pasadena Avenue, South Pasadena, California 91030 and all of its other places of business are as follows: 94 County Line Road, Colmar, Pennsylvania 18915; and 10340 Julian Drive, Cincinnati, Ohio 45215.

    5.10 ERISA. Borrower and ATG are in compliance in all material respects with all applicable provisions of ERISA. No "Reportable Event" (as defined in ERISA and the regulations issued thereunder [other than a "Reportable Event" not subject to the thirty (30) day notice to the Pension Benefit Guaranty Corporation ("PBGC") under such regulations]) has occurred with respect to any benefit plan of Borrower or ATG nor are there any unfunded vested liabilities under any benefit plan of Borrower or ATG. Borrower and ATG have met its minimum funding requirements under ERISA with respect to each benefit plan of Borrower and ATG and have not incurred any material liability to PBGC in connection with any such benefit plans.

    5.11 Consents. No consent, license, permit, approval or authorization of, exemption by, notice to, report to, or registration, filing or declaration with, any governmental authority or agency is required in connection with the execution, delivery and performance by Borrower of this Agreement or the transactions contemplated hereby.

    5.12 Use of Proceeds. The proceeds of the Revolving Credit Loans shall be used by Borrower solely for working capital purposes in the normal course of business, which may include reimbursement to ATG for expenses of Borrower paid by ATG and for reasonable management fees to ATG for services rendered to Borrower, except the initial advance shall be used to pay Borrower's long term note payable to ATG as described in its April 30, 1995 interim financial statement. The proceeds of the Term Loan shall be used by Borrower to pay the outstanding principal balance on promissory note #23543, executed by Borrower in favor of CNB, dated February 28, 1995, in the original principal amount of $116,124.40 (which promissory note will be terminated and of no further force or effect) and the balance thereof used to pay Borrower's long term note payable to ATG as described in its April 30, 1995 interim financial statement.

    5.13 Regulation U. Borrower is not engaged principally, or as one of its principal activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations U or X of the Federal Reserve Board). No part of the proceeds of the Loans will be used by Borrower to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying such margin stock.

    5.14 Environmental Matters.

       5.14.1 The operations of Borrower and each Subsidiary comply in all material respects with all applicable federal, state and local environmental, health and safety statutes, regulations and ordinances and comply in all material respects with all terms and conditions of all required permits and licenses;

        5.14.2 Borrower and each Subsidiary have received no notices of threatened or pending governmental or private civil, criminal or administrative proceeding regarding any environmental or health and safety statute, regulation or ordinance in excess of $50,000.00 and have not been subject to any federal, state or local investigations, inspections or orders regarding any environmental or health and safety statute, regulation or ordinance in excess of $50,000.00; and

        5.14.3 Neither Borrower nor any Subsidiary knows of any facts or conditions which may exist which may subject Borrower or any Subsidiary to liability or contingent liability in excess of $50,000.00 and neither Borrower nor any Subsidiary are presently liable or contingently liable for any removal, remedial, response or other costs or damages in connection with any release into the environment of toxic or hazardous substances or waste included on any federal, state or local hazardous chemical or substance lists under any federal, state or local statute, regulation or ordinance in excess of $50,000.00.

6. AFFIRMATIVE COVENANTS. Borrower agrees that until payment in full of all Obligations, Borrower shall comply with the following covenants:

    6.1 Collateral.

        6.1.1 Borrower shall, on demand of CNB, make available to CNB, shipping and delivery receipts evidencing the shipment of the goods which gave rise to an Account; completion certificates or other proof of the satisfactory performance of services which gave rise to an Account; a copy of the invoice for each Account; and Borrower's copy of any written contract or order from which an Account arose. Unless previously requested by Borrower in writing to return such documents, CNB shall be authorized to destroy any such documentation six (6) months after its receipt by CNB;

        6.1.2 Borrower shall advise CNB within ten (10) days whenever an Account Debtor refuses to retain, or returns, any goods in excess of $50,000.00 from the sale of which an Account arose, and shall comply with any instructions which CNB may give regarding the sale or other disposition of such returns;

        6.1.3 Borrower shall, when requested by CNB from time to time, give CNB specific assignments of Accounts after they come into existence, and schedules of Accounts, the form and content of such assignments and schedules to be satisfactory to CNB; but, despite this provision for express assignments to CNB, CNB shall have a continuing security interest in all Accounts irrespective of whether some Accounts are omitted from such assignments or whether any assignments are ever given; and Borrower shall execute and deliver to CNB any instrument, document, financing statement, assignment or other writing which CNB may deem necessary or desirable to carry out on the terms of this Agreement, to perfect CNB's security interest in the Accounts, and any other Collateral for the Obligations, or to enable CNB to enforce its security interest in any of the foregoing;

        6.1.4 Borrower shall maintain, in accord with sound accounting practices, accurate records and books of account showing, among other things, all Inventory and Accounts, the proceeds of the sale or other disposition thereof and the collections therefrom. Borrower shall not change the accounting method used to determine Borrower's Inventory cost without CNB's prior written approval. Borrower shall permit any representative(s) of CNB, at any reasonable time, to inspect, audit, examine and make extracts or copies from all books, records and other data relating to the Collateral, to inspect any of Borrower's properties, to confirm balances due on Accounts by direct inquiry to Account Debtors, and shall furnish CNB with all information regarding the business or finances of Borrower promptly upon CNB's request;

        6.1.5 Borrower shall, if requested by CNB, mark its records concerning its Inventory and Accounts in a manner satisfactory to CNB to show CNB's security interest therein;

        6.1.6 Borrower shall, if requested by CNB, provide CNB with a current physical count of its Inventory in the manner specified by CNB;

        6.1.7 Borrower shall endorse to the order of and deliver to CNB any negotiable instrument accepted by Borrower in lieu of payment in accord with the original terms of sale;

        6.1.8 Borrower shall pay CNB, upon demand, the cost, including, but not limited to reasonable attorneys' fees and expenses (which counsel may be CNB employees) expended or incurred by CNB (or allocable to CNB's in-house counsel) in the collection or enforcement of any Accounts or other Collateral if CNB itself undertakes such collection or enforcement, together with all taxes, charges and expenses of every kind or description paid or incurred by CNB under or with respect to loans hereunder or any Collateral therefor and Borrower authorizes CNB to charge the same to any deposit account of Borrower or Borrower's Loan Account maintained with CNB;

        6.1.9 Borrower shall promptly notify CNB of any occurrence or discovery of any event which would cause or has caused a previously Eligible Account to become ineligible; and

        6.1.10 Borrower shall maintain the tangible Collateral in good condition and promptly notify CNB of any event causing loss or reduction of value of Collateral and the amount of such loss or reduction.

    6.2 Financial Statements. Borrower shall furnish to CNB on a continuing basis:

        6.2.1 Within forty-five (45) days after the end of each quarterly accounting period of each fiscal year, a financial statement consisting of not less than a balance sheet and income statement, and prepared in accordance with GAAP, and accompanied by the following: (a) supporting schedules of costs of goods sold, operating expenses and other income and expense items, (b) quarterly 10Q's on ATG and (c) Borrower's certification as to whether any event has occurred which constitutes an Event of Default or Potential Event of Default, and if so, stating the facts with respect thereto, which financial statement may be internally prepared;

        6.2.2 Within ninety (90) days after the close of ATG's fiscal year, a copy of the annual audit report for ATG and its subsidiaries, including therein, a balance sheet, income statement, reconciliation of net worth and statement of cash flows, with notes thereto, the balance sheet, income statement and statement of cash flows to be audited by a certified public accountant acceptable to CNB, and certified by such accountant to have been prepared in accordance with GAAP and accompanied by the following: (a) supporting schedules consisting of the consolidating to consolidated balance sheets, income statements and statements of cash flow of ATG's subsidiaries,
    (b) ATG's annual financial statement on Form 10K and annual report to shareholders, and (c) Borrower's certification as to whether any event has occurred which constitutes an Event of Default or Potential Event of Default, and if so, stating the facts with respect thereto;

       6.2.3 As soon as available, any written report pertaining to material items with respect to matters involving Borrower's internal controls submitted to Borrower by Borrower's independent public accountants in connection with each annual or interim special audit of the financial condition of Borrower and the Subsidiaries made by such accountants;

        6.2.4 As soon as available, a copy of the letter to Borrower from its independent public accountants, in form and substance satisfactory to CNB, setting forth the scope of such accountants' engagement; and

        6.2.5 A Proforma Budget as described in Section 4.1.6 prior to the end of each of Borrower's fiscal years for the next fiscal year.

    6.3 Collateral Reports. Borrower shall supply the following collateral reports, together with such additional information, reports and/or statements as CNB may, from time to time reasonably request, within fifteen (15) days after the end of each month:

        6.3.1 A listing and aging by invoice date of all accounts receivable and accounts payable (together with a current list of the names, addresses and detail of outstanding balances due by invoice date from all Account Debtors;

        6.3.2 A reconciliation of such aging with the previous aging delivered to CNB and CNB account records;

        6.3.3 A Borrowing Base Certificate.

    6.4 FEDERAL TAX Returns. Within ten (10) days of filing, Borrower or ATG if consolidated, shall supply CNB with a copy of the Federal Income Tax Return of ATG.

    6.5 Taxes and Premiums. Borrower shall, and shall cause each Subsidiary to, pay and discharge all taxes, assessments, governmental charges, and real and personal taxes including, but not limited to federal and state income taxes, employee withholding taxes and payroll taxes, and all premiums for insurance required hereunder prior to the date upon which penalties are attached hereto. CNB may pay, upon five (5) business days notice to Borrower any of the foregoing which Borrower fails to pay for the account of Borrower and any such amounts shall be debited to Borrower's Loan Account and shall be paid by Borrower to CNB, with interest thereon, upon demand, unless Borrower is contesting the tax in good faith by appropriate proceedings for which appropriate reserves are maintained.

    6.6 Insurance.

        6.6.1 Borrower shall, and shall cause each Subsidiary to, (a) keep its Inventory, Equipment and any other tangible personal property which is Collateral insured for the benefit of Borrower and CNB (with CNB named as Loss Payee) in such amounts, by such companies and against such risks as may be satisfactory to CNB; (b) pay the cost of all such insurance; and (c) deliver certificates evidencing such insurance to CNB (and copies of policies if requested); and Borrower hereby assigns to CNB all right to receive proceeds of such insurance, and agrees to direct any insurer to pay all proceeds directly to CNB, and authorizes CNB to endorse Borrower's name to any draft or check for such proceeds;

        6.6.2 In addition to insuring the assets as required in Section 6.6.1, above, Borrower shall, and shall cause each Subsidiary to, maintain and keep in force insurance of the types and in amounts customarily carried in its lines of business, including, but not limited to, fire, public liability, property damage, business interruption and worker's compensation, such insurance to be carried with companies and in amounts satisfactory to CNB, and shall deliver to CNB from time to time, as CNB may request, schedules setting forth all insurance then in effect; and

        6.6.3 In the event that Borrower fails to provide, maintain, keep in force and deliver or furnish to CNB the policies of Insurance required by this Section 6.6, CNB may, but is not obligated to, procure such insurance, and Borrower shall pay all premiums thereon promptly upon demand by CNB, together with interest thereon at the rate set forth in Section 2.1.1 hereof from the date of expenditure until reimbursement by Borrower.

    6.7 Notice. Borrower shall promptly advise CNB in writing of (a) the opening of any new places of business, the closing of any of its existing places of business, each location at which Inventory is or will be kept, and of the change of Borrower's name, trade name or other name under which it does business or of any such new or additional name; (b) the occurrence of any Event of Default or Potential Event of Default; (c) any litigation pending or threatened where the amount or amounts in controversy exceed $50,000.00; (d) any unpaid taxes which are more than fifteen (15) days delinquent; and (e) any other material matter which has resulted or might result in a material adverse change in Borrower's, any Subsidiary's or any Guarantor's financial condition, operations, property or business.

    6.8 Fair Labor Standards Act. Borrower shall, and shall cause each Subsidiary to, comply with the requirements of, and all regulations promulgated under, the Fair Labor Standards Act .

    6.9 Corporate Existence. Borrower shall, and shall cause each Subsidiary to, preserve and maintain its corporate existence and all of its rights, privileges and franchises necessary or desirable in the normal course of its business.

    6.10 Compliance with Law. Borrower shall, and shall cause each Subsidiary to, comply with all requirements of all applicable laws, rules, regulations (including, but not limited to, ERISA with respect to each of their benefit plans, and all environmental and hazardous materials laws), orders of any governmental agency and all material agreements to which they are a party.

    6.11 Financial Tests. Borrower shall maintain:

       6.11.1 Tangible Net Worth plus Subordinated Debt of not less than $3,700,000.00;

       6.11.2 A ratio of Total Senior Liabilities to Tangible Net Worth plus Subordinated Debt of not more than 1.25 to 1;

       6.11.3 A ratio of Cash Flow from Operations to Debt Service of not less than 1.50 to 1;

       6.11.4 Current Assets less Current Liabilities of not less than $3.000,000.00; and

       6.11.5 A ratio of Current Assets to Current Liabilities of not less than 1.65 to 1.

    6.12 Confidentiality. CNB shall not disclose the non-public financial information of Borrower and ATG received hereunder, except as required by law or regulation, to its regulators, counsel, accountants or auditors as necessary for the enforcement of its rights under this Agreement, or otherwise in the course of its business.

7. NEGATIVE COVENANTS. Borrower agrees that until payment in full of all the Obligations, Borrower shall not do any of the following, nor shall it permit any Subsidiary to do any of the following, without CNB's prior written consent:

    7.1 Borrowing. Create, incur, assume or suffer to exist any Debt except (a) Debt to CNB, (b) Subordinated Debt, (c) trade Debt in the ordinary course of Borrower's business, and (d) short term indebtedness to ATG for working capital purposes.

    7.2 Sale of Assets. Sell, lease or otherwise dispose of any of Borrower's or any Subsidiary's assets, other than merchandise Inventory or Equipment in the ordinary course of business.

    7.3 Loans. Make loans or advances to any Person, except (i) Subsidiaries up to an aggregate amount not to exceed $650,000.00, and to (ii) credit extended to employees or to customers in the ordinary course of business, or to ATG.

    7.4 Contingent Liabilities. Assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any Person, including Borrower, a Subsidiary or Affiliate, except (a) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (b) contingent liabilities in favor of CNB.

    7.5 Investments. Purchase or acquire the obligations or stock of, or any other interest in, any partnership, joint venture or corporation, except (a) direct obligations of the United States of America; or (b) investments in certificates of deposit issued by, and other deposits with, commercial banks or other financial institutions organized under the United States or a State thereof having capital of at least One Hundred Million Dollars ($100,000,000.00).

    7.6 Mortgages, Liens, etc. Mortgage, pledge, hypothecate, grant or contract to grant any security interest of any kind in any property or assets, to anyone except CNB.

    7.7 Involuntary Liens. Permit any involuntary liens to arise with respect to any property or assets including but not limited to those arising from the levy of a writ of attachment or execution, or the levy of any state or federal tax lien which lien shall not be removed within a period of thirty (30) days.

    7.8 Sale and Leaseback. Enter into any sale-leaseback transaction.

    7.9 Mergers and Acquisitions. Enter into any merger or consolidation, nor, acquire all or substantially all the assets of any Person, except; (a) mergers and acquisitions of a total value, defined as the sum of cash or other assets paid plus assumed liabilities, of equal to or less than $500,000.00 for any individual occurrence and up to $1,000,000.00 in the aggregate in any fiscal year, provided that Borrower shall notify CNB within ten (10) days after any such merger or acquisition and (b) a Subsidiary may be merged into or consolidated with another Subsidiary or with Borrower.

    7.10 Dividends and Purchase of Stock. Redeem or repurchase any class of stock or partnership interest, declare or pay any dividends or make any distribution, whether of capital, income or otherwise, and whether in cash or other property, except that (i) any Subsidiary may declare and pay dividends or make distributions to Borrower and (ii) Borrower may declare and pay dividends or make distributions to ATG; and provided, however, if Borrower for any tax year elects to file as a Sub-Chapter S corporation under the federal or state income tax laws, distributions may be made to Borrower's shareholders during any current or subsequent tax year in proportion to their holdings, in an aggregate amount equal to that payable by an individual in the highest tax bracket upon Borrower's taxable income computed as if Borrower were a taxpaying entitY.

    7.11 Event of Default. Permit a default to occur under any document or instrument evidencing Debt incurred under any indenture, agreement or other instrument under which such Debt may be issued, or any event to occur under any of the foregoing which would permit any holder of the Debt outstanding thereunder to declare the same due and payable before its stated maturity, whether or not such acceleration occurs or such default be waived; except for trade Debt contested by Borrower in good faith by appropriate proceedings.

8. SECURITY AGREEMENT.

    8.1 Grant of Security Interest. To secure all Obligations hereunder as well as all other Obligations to CNB, Borrower hereby grants and transfers to CNB a continuing security interest in the following property whether now owned or hereafter acquired:

       8.1.1  All of Borrower's Inventory;

       8.1.2 All of Borrower's Accounts;

       8.1.3 All of Borrower's general intangibles as that term is defined in the Code;

       8.1.4 All of Borrower's equipment as that term is defined in the Code;

       8.1.5 All of Borrower's interest in any patents (now existing or pending), copyrights, trade names, trademarks and service marks useful to the operation of Borrower's business;

       8.1.6 All notes, drafts, acceptances, instruments, documents of title, policies and certificates of insurance, chattel paper, guaranties and securities now or hereafter received by Borrower or in which Borrower has or acquires an interest;

       8.1.7 All cash and noncash proceeds of the foregoing property, including, without limitation, proceeds of policies of fire, credit or other insurance;

       8.1.8 All of Borrower's books and records pertaining to any of the Collateral described in this Section 8.1;

       8.1.9 Any other Collateral which CNB and Borrower may designate as additional security from time to time by separate instruments; and

       8.1.10 Collateral shall not include Borrower's stock in foreign (non United States) Subsidiaries and the assets of such Subsidiaries.

    8.2 Notification of Account Debtors. CNB shall have the right to notify any Account Debtor to make payments thereon directly to CNB, take control of the cash and noncash proceeds of any Account, and to settle any Account, which right CNB may exercise at any time whether or not an Event of Default has occurred hereunder or whether Borrower was theretofore making collections thereon, provided that CNB in good faith believes the collateral or prospects of repayment of the obligations is materially impaired. Until such time as CNB elects to exercise such right, Borrower is authorized on behalf of CNB to collect and enforce the Accounts. Immediately upon CNB's request, Borrower shall deliver to CNB for application in accord with this Agreement, all checks, drafts, cash and other remittances in payment or on account of payment of its Accounts on the banking day following the receipt thereof, and in precisely the form received, except for the endorsement of Borrower where necessary to permit collection of the items, which endorsement Borrower hereby agrees to make. Pending such delivery, Borrower shall not commingle any such checks, cash, drafts and other remittances with any of its other funds or property, but shall hold them separate and apart therefrom expressly in trust for CNB. All such remittances shall be accompanied by such statements and reports of collections and adjustments as CNB may from time to time specify.

    8.3 Attorney-ln-Fact. CNB or any of its officers is hereby irrevocably made the true and lawful attorney for Borrower with full power of substitution to do the following: (a) to endorse the name of Borrower upon any and all checks, drafts, money orders and other instruments for the payment of moneys which are payable to Borrower and constitute collections on Accounts; (b) to execute in the name of Borrower any schedules, assignments, instruments, documents and statements which Borrower is obligated to give CNB hereunder; (c) upon the occurrence of an Event of Default to receive, open and dispose of all mail addressed to Borrower; (d) upon the occurrence of an Event of Default to notify the Post Office authorities to change the address for delivery of mail addressed to Borrower to such address as CNB shall designate; and (e) upon the occurrence of an Event of Default to do such other and further acts and deeds in the name of Borrower which CNB may deem necessary or desirable to enforce any Account or other Collateral. The powers granted CNB hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon CNB to exercise any such powers.

9. EVENTS OF DEFAULT AND PROCEEDINGS UPON DEFAULT.

       9.1 Events of Default. After expiration of any applicable cure period set forth in Section 9.2, the following shall constitute Events of Default for purposes of this Agreement:

       9.1.1 Borrower shall fail to pay when due any installment of principal or interest or any other payment payable under this Agreement including but not limited to amounts payable under Section 2.1.2;

       9.1.2 Borrower shall fail to perform or observe any of the terms, conditions, or covenants contained in this Agreement;

       9.1.3 Any financial statement, representation or warranty made or furnished by Borrower, any Subsidiary or any Guarantor in connection with this Agreement should prove to be in any material respect incorrect;

       9.1.4 There shall occur the entry of an order for relief or the filing of an involuntary petition with respect to Borrower, or any Guarantor under the United States Bankruptcy Code which involuntary petition Borrower does not file within ten (10) days a motion for dismissal and the petition is not dismissed within sixty (60) days from the filing of the motion; there shall occur the appointment of a receiver, trustee, custodian or liquidator of or for any part of the assets or property of Borrower, or any Guarantor; Borrower, or any Guarantor shall make a general assignment for the benefit of creditors;

       9.1.5 CNB's security interest in or lien on any portion of the Collateral shall become impaired or otherwise unenforceable;

       9.1.6 Any person shall obtain an order or decree in any court of competent jurisdiction enjoining or prohibiting Borrower or CNB or either of them from performing this Agreement, and such proceedings are not dismissed or such decree is not vacated within ten (10) days after the granting thereof;

       9.1.7 Borrower or any Subsidiary shall neglect, fail or refuse to keep in full force and effect any governmental permit, license or approval which is necessary to the operation of its business;

       9.1.8 Borrower shall fail to meet any of the conditions precedent for each extension of credit set forth in Section 4.2;

       9.1.9 All or substantially all of the property of Borrower, any Guarantor or any Subsidiary shall be condemned, seized or otherwise appropriated;

       9.1.10 The occurrence of (a) a Reportable Event (as defined in ERISA) which CNB determines in good faith constitutes grounds for the institution of proceedings to terminate any pension plan by the PBGC, (b) an appointment of a trustee to administer any pension plan of Borrower or ATG, or (c) any other event or condition which might constitute grounds under ERISA for the involuntary termination of any pension plan of Borrower or ATG, where such event set forth in (a), (b) or (c) results in a significant monetary liability to Borrower or ATG;

       9.1.1 Dilution shall exceed eight percent (8.0%); or

       9.1.12 ATG and Neal Castleman collectively, no longer control at least eighty percent (80%) of the stock of Borrower.

    9.2 Notice of Default and Cure of Potential Events of Default. Except with respect to the Events of Default specified in Sections 9.1.1 (with respect to principal payments), 9.1.4 or 9.1.5 above and subject to the provisions of
Section 9.4, CNB shall give Borrower at least ten (10) days' written notice of any event which constitutes or, with the lapse of time would become an Event of Default, during which time Borrower shall be entitled to cure same.

    9.3 CNB's Remedies. Upon the occurrence of an Event of Default, at the sole and exclusive option of CNB, and upon written notice to Borrower, CNB may (a) declare the principal of and accrued interest on, the Loans immediately due and payable in full, whereupon the same shall immediately become due and payable;
(b) terminate this Agreement as to any future liability or obligation of CNB, but without affecting CNB's rights and security interest in the Collateral and without affecting the Obligations owing by Borrower to CNB; and/or (c) exercise its rights and remedies hereunder or under any security agreement, deed of trust or guaranty securing or guaranteeing Obligations hereunder; and, in addition to the rights and remedies given it by this Agreement, all of the rights and remedies of a secured party under the Code and other applicable laws with respect to all of the Collateral.

    9.4 Additional Remedies. Notwithstanding any other provision of this Agreement, upon the occurrence of any event, action or inaction by Borrower, or in the event any action or inaction is threatened, which CNB reasonably believes will materially affect the value of the Collateral, CNB may take such actions as permitted by law as it deems reasonably necessary under the circumstances to protect the Collateral, including, but not limited to, seeking injunctive relief and the appointment of a receiver, irrespective of whether an Event of Default or Potential Event of Default has occurred under this Agreement.

10. MISCELLANEOUS.

    10.1 Costs, Expenses and Attorneys' Fees. Borrower shall reimburse CNB for all reasonable costs and expenses relating to the administration and documentation connected with this Agreement, including, but not limited to, reasonable attorneys' fees and expenses (which counsel may be CNB employees), expended or incurred by CNB (or allocable to CNB's in-house counsel) in collecting any sum which becomes due CNB under this Agreement or under any security agreement, deed of trust, guaranty or other agreements delivered hereunder or in connection herewith, irrespective of whether suit is filed, or in the protection, perfection, preservation or enforcement of any and all rights of CNB in connection with this Agreement or any security agreement, deed of trust, guaranty or other agreements delivered hereunder or in connection herewith, including, without limitation, the fees and costs incurred in any out-of-court workout or a bankruptcy or reorganization proceeding. Borrower shall also reimburse CNB for all expenses and costs incurred by CNB during the course of periodic field examinations of the Borrower's operations, books and records and the collateral, plus a charge equal to $2,000.00 for each such periodic field examination.

    10.2 Cumulative Rights and No Waiver. Each and every right and remedy granted to CNB hereunder or under any other document delivered hereunder or in connection herewith, shall be cumulative and no one such right or remedy shall be exclusive of any other. No failure on the part of CNB to exercise, and no delay in exercising, any right or remedy shall operate as a waiver thereof, nor shall any single or partial exercise or waiver by CNB of any right or remedy preclude any other or future exercise thereof or the exercise of any other right or remedy.

    10.3 Applicable Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted and construed in accordance with the laws of the State of California and venue and jurisdiction with respect to hereto shall be with any court of competent jurisdiction located in Los Angeles County, State of California.

    10.4 Lien and Right of Set-off. Borrower hereby grants to CNB a continuing lien for all Obligations of Borrower to CNB upon any and all moneys, securities and other property of Borrower and the proceeds thereof, now or hereafter held or received by or in transit to CNB from or for Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special) and credits of Borrower with, and any and all claims of Borrower against, CNB, at any time existing. Upon the occurrence of any Event of Default, CNB is hereby authorized at any time and from time to time, without notice to Borrower or any other person to set-off, appropriate and apply any or all items hereinabove referred to against all Obligations of Borrower whether under this Agreement or otherwise, and whether now existing or hereafter arising.

    10.5 Notices. Any notice required or permitted to be given shall be given in writing and shall be deemed to have been given when deposited in the United States mail certified, return receipt requested, with first-class postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall, until further notice given as herein provided, be as follows:


CNB:                  City National Bank
                      400 North Roxbury Drive
                      Beverly Hills, California 90210
                      Attention: Department Manager

with copy to:         City National Bank
                      Legal Department
                      400 North Roxbury Drive, 5th Floor
                      Beverly Hills, California 90210
                      Attention: General Counsel

Borrower:             Uni-Star Industries, Inc.
                      306 Pasadena Avenue
                      South Pasadena, California 91030
                      Attention: Neal Castleman, President
with copy to:         Alpha Technologies Group, Inc.
                      333 Cypress Run, Suite 360
                      Houston, Texas 77094
                      Attention: Johnny Blanchard, Chief Financial Officer

    10.6 Assignments. The provisions of this Agreement are hereby made applicable to and shall inure to the benefit of CNB's successors and assigns and Borrower's successors and assigns; provided, however, that Borrower may not assign or transfer its rights or obligations under this Agreement without the prior written consent of CNB, which consent shall not be unreasonably withheld.

    10.7 Indemnification. Borrower shall, at all times, defend and indemnify and hold CNB (which for the purposes of this Section shall include the shareholders, officers, directors, employees, representatives and agents of CNB) harmless from and against any and all liabilities, claims, demands, causes of action, losses, damages, expenses (including, without limitation, reasonable attorneys' fees, [which attorneys may be employees of CNB, or may be outside counsel]), costs, settlements, judgments or recoveries arising out of or resulting from (a) any breach of the representations, warranties, agreements or covenants made by Borrower herein; (b) any suit or proceeding of any kind or nature whatsoever against CNB arising from or connected with the transactions contemplated by this Agreement or any of the documents, instruments or agreements to be executed pursuant hereto or any of the rights and properties assigned to CNB hereunder, except those arising from the gross negligence, recklessness, or willful misconduct by CNB; and/or (c) any suit or proceeding that CNB may deem necessary or advisable to institute, in the name of CNB, Borrower or both, against any other person, company or entity, for any reason whatsoever to protect the rights of CNB hereunder or under any of the documents, instruments or agreements executed or to be executed pursuant hereto, including attorneys' fees and court costs and all other costs and expenses incurred by CNB (or allocable to CNB's in-house counsel), all of which shall be charged to and paid by Borrower and shall be secured by the Collateral. Any obligation or liability of Borrower to CNB under this Section shall survive the Termination Date and the repayment of all Loans and other extensions of credit and the payment or performance of all other Obligations of Borrower to CNB.

    10.8 Dispute Resolution.

        10.8.1 Mandatory Arbitration. At the request of CNB or Borrower, any dispute, claim or controversy of any kind (whether in contract or tort, statutory or common law, legal or equitable) now existing or hereafter arising between CNB and Borrower and in any way arising out of, pertaining to or in connection with: (1) this Agreement, and/or any renewals, extensions, or amendments thereto; (2) any agreements, documents or instruments related to or delivered in connection with this Agreement ("Ancillary Documents); (3) any violation of this Agreement or the Ancillary Documents; (4) all past, present and future loans; (5) any incidents, omissions, acts, practices or occurrences arising out of or related to this Agreement or the Ancillary Documents causing injury to either party whereby the other party or its agents, employees or representatives may be liable, in whole or in part, or (6) any aspect of the past, present or future relationships of the parties, shall be resolved through final and binding arbitration conducted at a location determined by the arbitrator in Los Angeles, California, and administered by the American Arbitration Association ("AAA") in accordance with the California Arbitration Act (Title 9, California Code of Civil Procedure Section 1280 et. seq.) and the then existing Commercial Rules of the AAA. Judgment upon any award rendered by the arbitrator(s) may be entered in any state or federal courts having jurisdiction thereof.

        10.8.2 Real Property Collateral. Notwithstanding the provisions of subparagraph 10.8.1, no controversy or claim shall be submitted to arbitration without the consent of all the parties if, at the time of the proposed submission, such controversy or claim arises from or relates to an obligation owed to CNB which is secured in whole or in part by real property collateral. If all parties do not consent to submission of such a controversy or claim to arbitration, the controversy or claim shall be determined as provided in subparagraph 10.8.3.

        10.8.3 Judicial Reference. At the request of any party, a controversy or claim which is not submitted to arbitration as provided and limited in subparagraphs 10.8.1 and 10.8.2 shall be determined by a reference in accordance with California Code of Civil Procedure Sections 638 et. seq. If such an election is made, the parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA-sponsored proceedings. The presiding referee of the panel, or the referee if there is a single referee, shall be an active attorney or retired judge. Judgment upon the award rendered by such referee or referees shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

       10.8.4 Provisional Remedies, Self Help and Foreclosure. No provision of this Agreement shall limit the right of any party to: (1 ) foreclose against any real property collateral by the exercise of a power of sale under a deed of trust, mortgage or other security agreement or instrument, or applicable law, (2) exercise any rights or remedies as a secured party against any personal property collateral pursuant to the terms of a security agreement or pledge agreement, or applicable law, (3) exercise self help remedies such as setoff, or (4) obtain provisional or ancillary remedies such as injunctive relief or the appointment of a receiver from a court having jurisdiction before, during or after the pendency of any arbitration or referral. The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies, or exercise of self help remedies shall not constitute a waiver of the right of any party, including the plaintiff, to submit any dispute to arbitration or judicial reference.

       10.8.5 Powers and Qualifications of Arbitrators. The arbitrator(s) shall give effect to statutes of limitation, waiver and estoppel and other affirmative defenses in determining any claim. Any controversy concerning whether an issue is arbitratable shall be determined by the arbitrator(s). The laws of the State of California shall govern. The arbitration award may include equitable and declaratory relief. All arbitrator(s) selected shall be required to be a practicing attorney or retired judge licensed to practice law in the State of California and shall be required to be experienced and knowledgeable in the substantive laws applicable to the subject matter of the controversy or claim at issue.

       10.8.6 Discovery. The provisions of California Code of Civil Procedure
    Section 1283.05 or its successor section(s) are incorporated herein and made a part of this Agreement. Depositions may be taken and discovery may be obtained in any arbitration under this Agreement in accordance with said section(s).

       10.8.7 Miscellaneous. The arbitrator(s) shall determine which is the prevailing party and shall include in the award that party's reasonable attorneys' fees and costs (including allocated costs of in-house legal counsel). Each party agrees to keep all controversies and claims and the arbitration proceedings strictly confidential, except for disclosures of information required in the ordinary course of business of the parties or by applicable law or regulation.

    10.9 Environmental Indemnification. Borrower shall, at all times, indemnify and hold harmless CNB, its parent company, subsidiaries and all of their respective directors, officers, employees, agents, successors, attorneys, and assigns from and against any claims that may arise as a result of Borrower's business activities that are environmental in nature and for which CNB may be named as a liable party, and against any loss, damage, cost, expense or liability directly or indirectly arising out of or attributable to the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance on, under, or about Borrower's property or operations or property leased to Borrower, including but not limited to attorney's fees (including the reasonable estimate of the allocated cost of in-house counsel and staff). For these purposes, the term "hazardous substances" means any substance which is or becomes designated as "hazardous" or "toxic" under any Federal, state, or local law. This indemnity shall survive the Termination Date and the repayment of all Obligations of Borrower to CNB.

    10.10 Complete Agreement. This written Agreement, together with the exhibits to this Agreement, is intended by CNB and Borrower as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement.

    10.11 Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of the Agreement for any purpose or be given any substantive effect.

    10.12 Definitional Provisions. Any of the terms defined in this Agreement may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

    10.13 Accounting Terms. All accounting terms not specifically defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, GAAP, as in effect on the date hereof, except as otherwise specifically prescribed herein.

    10.14 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction, shall be, only as to such jurisdiction, ineffective to the extent of such prohibition or unenforceability, but all remaining provisions of this Agreement shall remain valid.

    10.15 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

    IN WITNESS WHEREOF, CNB and Borrower have caused this Agreement to be executed as of the day and year first written at the head of this Agreement.

"Borrower"                           UNI-STAR INDUSTRIES, INC.,
                                     a Delaware corporation

                                     By: /s/ Neal Castleman
                                         Neal Castleman, President

"CNB"                                CITY NATIONAL BANK, A national
                                     banking association



                                     BY: /s/ Phillip Goessler
                                         Phillip Goessler, Vice President

                                   TERM NOTE

                                                       082-517895/96802

$750,000.00                                            Beverly Hills, California
                                                                 August 30, 1995

FOR VALUE RECEIVED, the undersigned, UNI-STAR INDUSTRIES, INC., a Delaware corporation ("Borrower"), promises to pay in lawful money of the United States of America to the order of CITY NATIONAL BANK, a national banking association ("CNB"), at its Office located at 400 North Roxbury Drive, California 90210 the principal sum OF SEVEN HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($750,000.00), plus interest on the unpaid principal balance at a rate equal to CNB's Prime Rate, as it exists from time to time, plus three quarters of one percent (0.75%) per annum, computed on the basis of a 360-day year and actual days elapsed. Principal is payable in forty-eight (48) equal, consecutive monthly installments, each in the amount of $15,625.00, commencing on October 1, 1995, and continuing on the first day of each month up to and including September 1, 1999, on which day the balance of principal and interest then unpaid shall become due and payable. Interest is payable monthly on the first day of each month, commencing on October 1, 1995. Capitalized terms not defined herein shall have the meanings given them in that certain Accounts Receivable Loan Agreement dated as of August 30, 1995, between CNB and Borrower, as it may be amended from time to time (the "Loan Agreement").

If payment on this Term Note becomes due and payable on a non-Business Day, the maturity thereof shall be extended to the next Business Day and, with respect to payments of principal or interest thereon, shall be payable during such extension at the then applicable rate. Upon the occurrence of one or more of the Events of Default specified in the Loan Agreement, all amounts remaining unpaid on this Term Note may become or be declared to be immediately payable as provided in the Loan Agreement, without presentment, demand or notice of dishonor, all of which are expressly waived. Borrower agrees to pay all costs of collection of this Term Note and reasonable attorneys' fees (including attorneys' fees allocable to CNB's in-house counsel) in connection therewith, irrespective of whether suit is brought thereon.

This is the Term Note referred to in the Loan Agreement and is entitled to the benefits thereof and may be prepaid in whole or in part only as provided therein.

Any change in the Prime Rate shall become effective on the same Business Day on which the Prime Rate shall change, without prior notice to Borrower. Any principal or interest not paid when due hereunder shall thereafter bear additional interest from its due date at the rate of Five Percent (5%) per annum higher than the interest rate as determined and computed above, and continuing thereafter until paid.

This Term Note shall be governed by the laws of the State of California.


"Borrower"                     UNI-STAR INDUSTRIES, INC., A Delaware corporation

                               By:  /s/ Neal Castleman
                                    Neal Castleman, President